Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
Alliance Data
972-348-4310
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon — Media
Epsilon
212-457-7135
jsimon@epsilon.com

Epsilon Signs 19 New Email Clients in Q1 2009;

Record First Quarter for U.S. and International Business Wins and Permission-Based Emails Deployed

Ad Age Again Ranks Epsilon #1 Direct Marketing Agency

Dallas, Texas (May 6, 2009) – Epsilon announced today an unprecedented new client roster for its permission-based email and digital solutions business in the first quarter 2009. New wins include well known brands such as Scottrade and TCF Bank. Epsilon, the industry’s leading marketing services firm, and an Alliance Data (NYSE: ADS) subsidiary, experienced significant growth with new client wins, renewals and expansions in the United States as well as Europe and Asia. Epsilon also posted a first-quarter volume record with 8 billion permission-based emails deployed.

While Epsilon’s solutions differ across these new clients, a typical client assignment begins with the collection of consumer data from a variety of sources, including through the client, Epsilon’s own proprietary data sources, and list services, among others. Epsilon then mines that data to develop micro-targeted ROI-based marketing campaigns, which are deployed through permission-based emails using its proprietary technology platform. Finally, Epsilon applies sophisticated analytics to evaluate campaign performance and the impact of those campaigns on sales, customer engagement and brand affinity.

According to Forrester Research, email marketing has a compound annual growth rate of 9 percent and email marketing spend will grow to more than $4 billion by 2012.1

In the Asia-Pacific region during Q1, business expanded rapidly with year-to-date volumes up 50 percent from the same time last year and prominent new clients such as Air China. In Europe, new accounts represent brands such as Cartier; National Trust, one of Europe’s largest conservation charities; e-Conversions, an award-winning online marketing company; and Scout, Germany’s largest online consumer portal.

In addition, the 65th Annual Advertising Age Agency Report released last week ranked Epsilon number one Direct Marketing Agency in the United States and number four U.S. Agency across All Disciplines based on revenues.

According to Bryan Kennedy, president of Epsilon, “In spite of increasingly scrutinized marketing budgets and the downturn in the global economy, Epsilon’s U.S. and international business thrived in the first quarter of this year. In fact, these record signings provide additional comfort in hitting our 2009 target as they ramp-up in the latter half of the year. Importantly, these 19 signings are a testament to the growing demand for highly targeted, ROI-based digital marketing solutions such as Epsilon offers. Our technology, experience and client-centric approach are what drive our business, and we will continue to invest in our core capabilities and technology to deliver robust and strategic marketing solutions for our clients.

“Additionally, we had a record first quarter with more than 8 billion permission-based emails deployed worldwide,” Kennedy continued. “Clearly this indicates that marketers are recognizing the high value and seeing measurable results as we help deploy targeted email communication strategies that strengthen their customer relationships and grow their businesses.”

Clients enlisting Epsilon for email marketing support in early 2009 represent a number of industries including financial services, retail, travel, and consumer packaged goods and span a variety of multi-channel direct and digital marketing services.

“Our leading proprietary technology, such as the DREAM platform, vast capabilities and talented team played a major role in these recent wins,” said Andrew Frawley, president of Epsilon’s Digital Solutions group. “These new clients are eager to take advantage of DREAM 8, our next-generation, multi-channel marketing application which provides enhanced functionality, innovative features and a customizable dashboard.”

About Epsilon

Epsilon is the industry’s leading marketing services firm.  Ad Age ranks Epsilon #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer.  Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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[1]	Forrester US Interactive Marketing Forecast 2007 To 2012, October 10, 2007